As filed with the Securities and Exchange Commission on November 12, 2008

Registration No. 333-48463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPEX CORPORATION

(formerly Ampex Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-3667696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-4111

(Address of principal executive offices, including zip code)

Joel D. Talcott, Esq.

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-3330

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: From time to time following the original effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 2 to Form S-3 Registration Statement amends the Form S-3 Registration Statement (File No. 333-48463) filed by Ampex Corporation (the “Company”) on March 20, 1998, and Amendment No. 1 thereto filed on April 14, 1998 (as so amended, the “Registration Statement”), to register the sale by certain stockholders of up to 1,020,000 Warrants to purchase Class A Common Stock (the “Warrants”) and up to 1,020,000 shares of Class A Common Stock issuable upon exercise of the Warrants (the “Class A Stock”).

On March 30, 2008, the Company and certain of its U.S. subsidiaries (together, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court “) (Case No. 08-11094). On July 31, 2008, the Bankruptcy Court confirmed the Debtors’ First Modified Third Amended Joint Plan of Reorganization dated July 31, 2008 (the “Plan of Reorganization”). On October 3, 2008, all conditions to consummation of the Plan of Reorganization were satisfied or waived, the Plan of Reorganization became effective and the Company emerged from chapter 11. Pursuant to the Plan of Reorganization, the Company cancelled and extinguished, as of October 3, 2008, all of its then-outstanding equity interests, including all shares of its Class A Stock. All of the Warrants covered by the Registration Statement were either exercised or expired unexercised on or prior to October 3, 2008.

Accordingly, the Company hereby removes from registration all of the Warrants and shares of Class A Stock that have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on November 12, 2008.

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ D. Gordon Strickland D. Gordon Strickland	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2008

/s/ Christopher Lake Christopher Lake	Vice President, Chief Financial Officer and Treasurer (Principal Chief Financial Officer)	November 12, 2008

/s/ Ramon C. H. Venema Ramon C. H. Venema	Vice President (Controller and Principal Accounting Officer)	November 12, 2008

/s/ Donald L. Hawks III Donald L. Hawks III	Director	November 12, 2008

/s/ Raymond F. Weldon Raymond F. Weldon	Director	November 12, 2008

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